UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2016

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 19, 2016, Hanesbrands Inc. (the “Company”) announced that its indirect wholly-owned subsidiary, Hanesbrands Finance Luxembourg S.C.A., a corporate partnership limited by shares (société en commandite par actions) under the laws of the Grand Duchy of Luxembourg, priced an offering of €500 million aggregate principal amount of 3.5% unsecured notes maturing 2024 (the “Notes”), unless earlier redeemed. The offer and sale of the Notes will be made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes will be guaranteed on a senior unsecured basis by Hanesbrands Inc. and certain of its subsidiaries. This offering is expected to close on June 3, 2016, subject to customary closing conditions.

A copy of the press release announcing the pricing of the Euro-Denominated Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 19, 2016 announcing the pricing of the Euro-Denominated Notes Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANESBRANDS INC.

Date: May 19, 2016	By:	/s/ Joia M. Johnson
	Name:	Joia M. Johnson
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press release dated May 19, 2016 announcing the pricing of the Euro-Denominated Notes Offering